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                                                             Exhibit (h)(2)(iii)




                               January 23, 1999



Wayne Hummer Management Company
Wayne Hummer Money Fund Trust
Wayne Hummer Investment Trust
300 South Wacker Drive
Chicago, Illinois  60604

      Re:  Amended and Restated Trade Name and Service Mark
           License Agreement Dated January 23, 1999


Gentlemen:

      This letter is to provide the standards of minimum quality which are required pursuant to the subject agreement. This letter is being sent to you in duplicate with the request that you acknowledge receipt by signing and dating one copy of the letter and returning it to us for our files.

      I. A TRADENAME is the business name which identifies your service organization; and the following requirements are to be met under the tradename aspect of the license;

           (A) EXCLUSIVITY - Only the tradename Wayne Hummer Management Company, Wayne Hummer Money Fund Trust, Wayne Hummer Investment Trust, Wayne Hummer Growth Fund, Wayne Hummer Income Fund and/or Wayne Hummer Money Market Fund, as applicable, is to be used; and no others. It is not permitted to abbreviate, alter or combine this tradename with other words or phrases. For example, it is specifically not allowed by the license to use such phrases as "Wayne Hummer Funds" or "Wayne Hummer organization."

           (B) DISTINCTION - The words "Wayne Hummer" are preferably used in a different typeface or a different color from the words "Income Fund," "Growth Fund, etc."

           (C) BUSINESS SIGNS AND CALLING CARDS - The tradename permitted in Paragraph A hereinabove may not be used in conjunction with any other

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January 23, 1999

                company name except "Wayne Hummer Investments L.L.C.," and no other words may be used in larger or bolder typeface on the same sign, at the same location, or on a calling card.

           (D) PREMISES - A licensee shall maintain quarters in first class downtown office space, the decor to be approved by licensor. Management of the premises shall be the responsibility of licensee.

      II. A SERVICE MARK identifies particular financial services as originating with a specific business organization; and the following rules must be followed:

           (A) SERVICE MARK SHOULD BE DISTINGUISHED - When it appears in printed material, the service mark "Wayne Hummer" or the stylized "WH" is preferably distinguished from the surrounding copy by the use of quotation marks, or capitalization either fully or initially, by the use of italics or other differentiating typeface, by underline, color, or artwork.

           (B) SERVICE MARK SHOULD BE USED IN ADJECTIVE SENSE - The service mark should not be used as a noun or verb, as a nominative possessive, in the plural, or as a descriptive adjective to modify any words other than the common or generic name of the service.

           (C) UNIFORMITY - The service mark should never be abbreviated, altered or combined with other words or phrases other than as set forth in Paragraph B immediately hereinabove.

           (D) NOTICE - Proper notice of federal registration shall be uniformly employed; and until a mark has been federally registered, the superscript notation "Wayne Hummer" may be used. Alternately a footnote reference on each separate literature piece shall identify the mark, at least once by the phrase, "A service mark of Wayne Hummer Investments L.L.C."

           (E) PRINTED MATTER - All office signs, promotional literature and other printed matter which is to be distributed or displayed to the public shall be submitted in printer's proof to licensor for approval at least two weeks before final printing is scheduled to commence. Licensee shall follow instructions from licensor absolutely and without fail and with regard to correcting the proofs.

      III. The financial and management services offered by any license or sub-licensee shall, at all times, comply with the Investment Advisers Act of 1940, the Investment
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January 23, 1999


           Company Act of 1940, and Rules and Regulations promulgated under either of such acts, and any state security law, whenever applicable.

                              Sincerely,

                              Wayne Hummer Investments L.L.C.


                              By: /s/ Raymond L. Kratzer
                                  -----------------------------
                                  Its:  Chief Executive Officer

Acknowledged:

Wayne Hummer Management Company


By: /s/ Thomas J. Rowland
    ----------------------------------
    Its:  President

Dated:  January 23, 1999

Wayne Hummer Money Fund Trust


By: /s/ David P. Poitras
    ----------------------------------
    Its:  President

Dated:  January 23, 1999

Wayne Hummer Investment Trust for
itself and Wayne Hummer Growth Fund
Wayne Hummer Income Fund
Wayne Hummer Money Market Fund


By: /s/ Thomas J. Rowland
    ----------------------------------
    Its:  President

Dated:  January 23, 1999